PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED NOVEMBER 9, 2001)

                         ICN PHARMACEUTICALS, INC.


    $525,000,000 of 6 1/2 % Convertible Subordinated Notes due 2008 and 15,326,010 Shares of Common Stock Issuable upon Conversion of the Notes

                      ------------------------------

     This prospectus supplement No. 1 supplements and amends the prospectus dated November 9, 2001 relating to the 6 1/2 % Convertible Subordinated Notes due July 15, 2008 of ICN Pharmaceuticals, Inc., a Delaware corporation, held by certain securityholders who may offer for sale the notes and the shares of our common stock into which the notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

                     ADDITIONAL SELLING SECURITYHOLDERS

     The following represents an addendum to the table of selling securityholders appearing on pages 46-50 of the prospectus, as supplemented and amended:



                                                                                        COMMON
                                                                                         STOCK             COMMON
                                                            PRINCIPAL                  ISSUABLE            STOCK
                                                            AMOUNT OF                    UPON              OWNED
                                                              NOTES                   CONVERSION           AFTER
                                                          BENEFICIALLY                  OF THE           COMPLETION
                      NAME                                  OWNED AND                  NOTES AND           OF THE
                      ----                               OFFERED HEREBY             OFFERED HEREBY        OFFERING
                                                        -----------------------  --------------------  -------------
Elser & Co.                                               $   250,000                      7,298             -
First Union Securities Inc.                                 4,450,000                    129,906             -
Global Bermuda Limited Partnership                            500,000                     14,596             -
Highbridge International LLC                               32,500,000                    948,753             -
Lakeshore International Ltd.                                2,500,000                     72,981             -
Lincoln National Global Asset Allocation Fund,                160,000                      4,670             -
Inc.
Museum of Fine Arts, Boston                                    30,000                        875             -
New York Life Insurance and Annuity Company                   800,000                     23,353             -
New York Life Insurance Company                             7,200,000                    210,185             -
Parker-Hannifin Corporation                                   255,000                      7,444             -
Putnam Asset Allocation Funds - Balanced                    1,210,000                     35,322             -
Portfolio
Putnam Asset Allocation Funds - Conservative                  930,000                     27,148             -
Portfolio
Putnam Convertible Income - Growth Trust                    9,190,000                    268,278             -
Putnam Convertible Opportunities and Income                   330,000                      9,633             -
Trust
Putnam Variable Trust - Putnam VT Global Asset                330,000                      9,633             -
Allocation Fund

         In addition, the prospectus, as supplemented and amended, is hereby further amended as follows: The deletion of:


                                                                                        COMMON
                                                                                         STOCK             COMMON
                                                            PRINCIPAL                  ISSUABLE            STOCK
                                                            AMOUNT OF                    UPON              OWNED
                                                              NOTES                   CONVERSION           AFTER
                                                          BENEFICIALLY                  OF THE           COMPLETION
                      NAME                                  OWNED AND                  NOTES AND           OF THE
                      ----                               OFFERED HEREBY             OFFERED HEREBY        OFFERING
                                                   --------------------------   ----------------------  --------------
Chrysler Corporation Master Retirement Fund               $ 7,730,000                    225,657             -
Commonfund Event - Driven Company c/o IBT Fund                319,000                      9,312             -
Services (Cayman)
Jefferies & Co.                                               200,000                      5,838             -
Levco Alternative Fund, Ltd.                                7,981,000                    232,984             -
Lyxor Master Fund                                           1,000,000                     29,192             -
Morgan Stanley & Co.                                        5,000,000                    145,962             -
MSD Portfolio L.P. - Investments                            5,000,000                    145,962             -
OCM Convertible Limited Partnership                           240,000                      7,006             -
OCM Convertible Trust                                       4,685,000                    136,766             -
Purchase Associates, L.P.                                   2,200,000                     64,223             -

         and substitution therefore of:

                                                                                        COMMON
                                                                                         STOCK             COMMON
                                                            PRINCIPAL                  ISSUABLE            STOCK
                                                            AMOUNT OF                    UPON              OWNED
                                                              NOTES                   CONVERSION           AFTER
                                                          BENEFICIALLY                  OF THE           COMPLETION
                      NAME                                  OWNED AND                  NOTES AND           OF THE
                      ----                               OFFERED HEREBY             OFFERED HEREBY        OFFERING
                                                   --------------------------   ----------------------  --------------

Chrysler Corporation Master Retirement Fund               $ 7,175,000                    209,455             -
Commonfund Event - Driven Company c/o IBT Fund                600,000                     17,515             -
Services (Cayman)
Jefferies & Co.                                               400,000                     11,676             -
Levco Alternative Fund, Ltd.                               17,017,000                    496,767             -
Lyxor Master Fund                                           1,262,000                     36,840             -
Morgan Stanley & Co.                                        6,750,000                    197,048             -
MSD Portfolio L.P. - Investments                           10,221,000                    298,375             -
OCM Convertible Limited Partnership                         1,830,000                     53,422             -
OCM Convertible Trust                                       4,425,000                    129,176             -
Purchase Associates, L.P.                                   4,621,000                    134,898             -


     The prospectus, together with this prospectus supplement No. 1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the notes and the common stock issuable upon conversion of the notes. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)."

                           --------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------

        THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 28, 2001